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                                                                    Exhibit 99.1
                                                                    ------------



              AMENDMENT NO. 2 TO AGREEMENT TO PURCHASE LMDS LICENSE



                  AMENDMENT NO. 2, dated as of October 20, 1998 (this "Amendment"), to the Agreement to Purchase LMDS License, dated as of July 10, 1998, as amended on Ocotber 6, 1998 (the "Purchase Agreement"), among WinStar Communications, Inc., a Delaware corporation ("Purchaser"), CellularVision USA, Inc., a Delaware corporation ("CVUSA") and CellularVision of New York, L.P., a Delaware limited partnership ("Seller").

                  WHEREAS, the parties hereto have executed and delivered the Purchase Agreement and have agreed to amend the Purchase Agreement as set forth in this Amendment;

                  NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Purchase Agreement.

Section 2.  Termination.

                  a. Section 6 of the Purchase Agreement is amended to read as follows:

                           "Either Party which is not then in material breach of
                  its obligations hereunder may terminate this Agreement without liability by written notice to the other party if the Closing Date shall not have occurred on or before January 31, 1999, provided, however, that upon Purchaser's notice given at least 10 days prior to the date that termination would otherwise be permitted, such date shall be extended to June 30, 1999 and, thereafter, to December 31, 1999 if (i) Purchaser is not in material breach of its obligations hereunder and (ii) on each such occasion Purchaser makes an additional loan of $3.5 million in principal amount to the Seller on substantially the same terms as the Loans. Notwithstanding the foregoing, unless Purchaser is in material breach of its obligations hereunder, Seller and CVUSA may not terminate this Agreement under the terms of this Section 6 if: (i) a stay, injunction, legal process or court order has acted to prohibit, prevent or delay Purchaser from exercising its right to terminate this Agreement under Section 13(c) hereof; or (ii) Purchaser has commenced as

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                  action,   proceeding  or  other  legal  procedure   seeking  a
                  determination whether this Agreement may be specifically enforced in accordance with Section 13(c) and 14(b) hereof. Purchaser may terminate this Agreement at any time if CVUSA has not obtained stockholder approval of this transaction by November 30, 1998."

                  b. Subsection 13(c) of the Purchase Agreement is amended by replacing the date "October 20, 1998" appearing in the first sentence of such subsection with the date "November 30, 1998".

                  c. Subsection 13(c)(ii) of the Purchase Agreement is amended by replacing the amount "$1,625,000" appearing in the first sentence of such subsection with the amount "$2,500,000".



Section 3. Effective Date; Purchase Agreement. This Amendment shall be effective as of the date hereof and, except as set forth herein, the Purchase Agreement shall remain in full force and effect, shall apply to this Amendment, and shall be otherwise unaffected hereby.

Section 4. Headings. The section headings herein are for convenience of reference only, do not constitute part of this Amendment and will not be deemed to limit or otherwise affect any of the provisions hereof.

Section 5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same agreement.

Section 6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

                  Section 7. Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors, executors, administrators, legal representatives, heirs and legal assigns. No person other than the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns shall have any rights or claims under this Amendment.



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                  IN WITNESS  WHEREOF,  the parties  hereto have  executed  this
Amendment as of the day and year first above written.

                                       WINSTAR COMMUNICATIONS, INC.

                                       By:/s/T.R. Graham
                                          --------------
                                          Executive Vice President

                                       CELLULARVISION USA, INC.

                                       By:/s/Shant S. Hovnanian
                                          ---------------------
                                          Chief Executive Officer


                                       CELLULARVISION OF NEW YORK, L.P.

                                       By: CELLULARVISION CAPITAL CORP.,
                                           its General Partner

                                       By:/s/Shant S. Hovnanian
                                          ---------------------
                                          President